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                                                                    Exhibit 99.2

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Executive Vice President and Chief Financial Officer of Pentair, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David D. Harrison
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     David D. Harrison
     August 13, 2002